EXHIBIT 3.01

New York State Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231 www.dos.state.ny.us

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
Colonial Commercial Corp.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:
Colonial Commercial Corp.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The date of filing of the certificate of incorporation with the Department of State is: October 28, 1964

THIRD: The amendment effected by this certificate of amendment is as follows:
(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows: First: The name of the corporation is... (new name) ... )

Paragraph Article I            of the Certificate of Incorporation relating to the name of the corporation is hereby amended to read in its entirety as follows:
FIRST: The name of the corporation is CCOM Group, Inc., hereinafter referred to as the "Corporation."

Contents

Paragraph_______________of the Certificate of Incorporation relating to is hereby amended to read in its entirety as follows:

FOURTH:The certificate of amendment was authorized by: (Check the appropriate box)

☒	The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☐	The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/William Paqano	William Pagano
(Signature)	(Name of Signer)

Chief Executive Officer
(Title of Signer)

Contents

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Colonial Commercial Corp.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name	CCOM Group, Inc.

Address	275 Wagaraw Road

City, State and Zip Code	Hawthorne, NJ 07506

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

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